Exhibit 99.1

BGC Partners Reports Second Quarter 2008 Financial Results

Pre-tax Distributable Earnings up 146.8%

GAAP net income for fully diluted shares up 137.7%

Expects Post-tax Distributable Earnings to be up 50%-80%Year-on-Year in Third Quarter

Declares Quarterly Cash Dividend of $0.13 per Common Share

NEW YORK, NY – August 5, 2008—BGC Partners, Inc. (Nasdaq: BGCP) (“BGC Partners” or “the Company”), a leading global inter-dealer broker of financial instruments, today reported its financial results for the second quarter ended June 30, 20081.

BGC Partners Second Quarter Financial Summary

•	Pre-tax distributable earnings[2] increased by 146.8 percent to $42.3 million in the second quarter of 2008, compared to $17.1 million in the second quarter of 2007;

•	Pre-tax distributable earnings per share more than doubled to $0.22 in the second quarter of 2008, compared to $0.09 in the second quarter of 2007;

•	Post-tax distributable earnings increased by 70.2 percent in the second quarter of 2008 to $32.2 million, compared to $18.9 million in the second quarter of 2007;

•	Post-tax distributable earnings per share were up by approximately 70 percent in the second quarter of 2008 to $0.17, compared to $0.10 per fully diluted share in the second quarter of 2007;

•

The pre-tax distributable earnings margin expanded to 13.8 percent of revenues while the post-tax distributable earnings margin increased to 10.5 percent, both of which were significant improvements when compared to 6.3 percent and 6.9 percent, respectively, in the prior-year quarter;

•

Income before minority interest and taxes, calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), increased by 196.2 percent in the second quarter of 2008 to $32.1 million, compared to $10.8 million in the year-earlier period;

•	GAAP net income for fully diluted shares increased by 137.7 percent in the second quarter of 2008 to $30.1 million, compared to $12.7 million in the year-earlier period;

[1]	Because of BGC Partners’ merger with and into eSpeed, this release discusses historical financial results on a consolidated basis.
[2]	See the section of this release entitled “Distributable Earnings” for a definition of this term.

•	GAAP earnings per fully diluted share more than doubled to $0.16 compared to $0.07 in the year earlier quarter;

•	Revenues increased by 11.9 percent in the second quarter of 2008 to $305.5 million, compared to $273.0 million in the second quarter of 2007;

•	BGC Partners’ Board of Directors declared a quarterly cash dividend of $0.13 per share payable on September 30, 2008 to Class A and Class B common stockholders of record as of September 15, 2008.

“We continued to experience double-digit revenue growth in the second quarter, although industry-wide volumes in Rates were slower during the last three weeks of June as compared to those seen in April and May. However, our scale, built and paid for technology, and improved operating efficiencies helped us to achieve significant year-over-year increases in quarterly distributable earnings,” said Howard W. Lutnick, Chairman and co-Chief Executive Officer of BGC Partners, Inc. “We are proud to have delivered such dramatic improvements in profitability, and are delighted to announce that we will pay our dividend to common shareholders on a quarterly rather than a semi-annual basis.”

“BGC Partners had strong organic growth in our Equities and Credit businesses, and saw improvements in revenues and volumes from new fully electronic products, particularly in credit default swaps and foreign exchange options, where fully electronic revenues in the second quarter of 2008 exceeded the total for all of 2007,” added Lee M. Amaitis, Co-Chief Executive Officer. “We continue to hire new brokers, who will add to our profitability, and our broker productivity continued to grow by double digits year over year in the quarter. We are also evaluating accretive acquisition opportunities, investing in our world-class technology, and taking other steps that will best position the Company for top- and bottom-line growth in 2009 and beyond.”

Detailed Second Quarter Results

For the second quarter of 2008, BGC Partners’ revenues were $305.5 million, up 11.9 percent compared to the prior year quarter’s $273.0 million. Brokerage revenues were $278.6 million, up 11.9 percent compared to $249.0 million in the prior year quarter. The increase was driven primarily by gains in voice, hybrid and electronic brokerage revenues from Credit and by voice/hybrid revenues from Foreign Exchange and Other Asset Classes.

For the second quarter of 2008, Rates revenues increased by 1.8 percent to $143.1 million, reflecting lower volumes in June when compared to the year-earlier period, while Credit revenues increased by 23.7 percent to $69.1 million, Foreign Exchange revenues increased by 5.7 percent to $34.0 million, and Other Asset Classes revenues increased by 59.4 percent to $32.3 million, all compared to the prior-year quarter. The increase in Other Asset Classes was driven primarily by strong organic growth in equity derivatives and the acquisition of energy broker Radix.

In the second quarter of 2008, Rates represented 46.8 percent of BGC Partners’ total revenues, Credit 22.6 percent, Foreign Exchange 11.1 percent, and Other Asset Classes 10.6 percent.

The Company recorded increases in volumes and revenues from the fully electronic trading of new products, especially credit default swaps and foreign exchange options. As the percentage of fully electronic brokerage revenues from new products rises, the Company expects this to have a meaningful and positive impact on distributable earnings margins. Overall quarterly revenues related to fully electronic trading3 remained flat year-over-year on an absolute basis, and represented 6.9 percent of total Company revenues in the second quarter of 2008 versus 8.0 percent in the prior year period.

The Company’s compensation and employee benefits were 57.9 percent of total revenues on a GAAP basis and 57.2 percent on a distributable earnings basis in the second quarter of 2008, compared to 58.5 percent in the second quarter of 2007 on both a GAAP and distributable earnings basis. Other expenses were 29.1 percent of revenue in the second quarter of 2008 on a GAAP basis and 29.0 percent on a distributable earnings basis, versus 37.5 percent and 35.3 percent, respectively, in the prior-year period.

The Company recorded GAAP net income from continuing operations before minority interest and taxes of $32.1 million and GAAP net income for fully diluted shares of $30.1 million or $0.16 per fully diluted share in the second quarter of 2008. This compares to GAAP net income from continuing operations before minority interest and taxes of $10.8 million and GAAP net income for fully diluted shares of $12.7 million or $0.07 per fully diluted share recorded in the second quarter of 2007.

In the second quarter of 2008, BGC Partners’ pre-tax distributable earnings were $42.3 million or $0.22 per fully diluted share, compared to $17.1 million or $0.09 per fully diluted share in the second quarter of 2007. BGC Partners recorded post-tax distributable earnings of $32.2 million or $0.17 per fully diluted share in the second quarter of 2008 compared to $18.9 million or $0.10 per fully diluted share in the second quarter of 2007.

The effective tax rate for distributable earnings was 22.1 percent in the second quarter of 2008 versus a tax benefit of 15.7 percent in the prior year’s June quarter. The Company had a fully diluted weighted average share count of 190.1 million for the second quarter of 2008, compared to 185.3 million in the year earlier period. At of the end of June, 2008, the Company had a fully diluted share count of 199.9 million, including in-the-money options.

As of June 30, 2008, BGC Partners had 1,281 voice/hybrid brokers, versus 1,204 voice/hybrid brokers as of June 30, 2007. Average voice/hybrid brokerage revenue per voice/hybrid broker increased by 11.3 percent to approximately $211,000 in the second quarter of 2008 compared to approximately $189,000 in the year-earlier quarter.

Cash Position

As of June 30, 2008, the Company’s cash and cash equivalents and reverse repurchase agreements were $482.7 million while long-term debt was $150.0 million. In comparison, as of December 31, 2007, the Company’s cash and cash equivalents, reverse repurchase agreements, and secured loan receivable from Cantor were $490.5 million and BGC Partners’ long-term debt was $196.8 million.

[3]	This includes fees captured in both the “total brokerage revenues” and “fees from related party” line items. These differing categorizations of fees for fully electronic trading have no impact on margins or revenues.

Third Quarter Outlook

The Company expects to generate revenues of between $280 million and $300 million in the third quarter of 2008, compared with $299.4 million in the prior year period. This revenue outlook incorporates the approximately 10 percent increase in BGC Partners’ monthly revenue in July of 2008 and a return to normal seasonality for August of 2008. The Company expects third quarter 2008 pre-tax distributable earnings of approximately $33 million to $40 million, which would be an increase of approximately 50 to 80 percent compared to the year-earlier quarter. The Company expects third quarter 2008 post-tax distributable earnings to increase by approximately 50 to 80 percent compared to the prior-year period and to be in the range of $26 million to $31 million.

The Company’s compensation and employee benefits are expected to remain between 55 and 60 percent of total revenues for the full year 2008, exclusive of the previously disclosed first quarter non-cash compensation charges of $86.8 million.4

The Company still anticipates having an effective tax rate for distributable earnings of approximately 22 percent in 2008 and approximately 27 percent for 2009 and thereafter.

The outlook for BGC Partners contained in this release does not include the potentially positive impact of any accretive acquisitions, any significant increase in brokerage headcount, or a material change in the percentage of revenues from or related to fully electronic trading, Software Solutions, and Market Data. The Company intends to pursue these developments, which could have a significant beneficial effect on its revenues and distributable earnings margins were they to occur.

Quarterly Dividend

BGC Partners intends to pay not less than 75 percent of its post-tax distributable earnings per fully diluted share as cash dividends to all common stockholders. Under this policy, the Company’s Board of Directors has declared a quarterly cash dividend of $0.13 per share payable on September 30, 2008 to Class A and Class B stockholders of record as of September 15, 2008. The Company plans to use the balance of its second quarter of 2008 post-tax distributable earnings, after distributions to all partnership units and dividend payments to common stockholders, to buy back shares or partnership units before the end of 2008. Given the Company’s outlook, BGC Partners expects to pay another quarterly cash dividend of $0.13 per share for the third quarter of 2008 to all Class A and Class B stockholders in December, 2008.

Conference Call

BGC Partners will host a conference call on Wednesday, August 6, at 8:30 a.m. ET to discuss the results and outlook contained in this release. Investors can access the call at the “Investor Relations” section at http://www.bgcpartners.com and must have a Real Media or Windows Media plug-in and headphones or speakers in order to listen to the webcast or its replay. Additionally, call participants may dial in with the following information:

DIAL IN:	888-680-0878
INTERNATIONAL DIAL IN:	617-213-4855

[4]	See the section of this release entitled “Distributable Earnings” for a discussion of this non-cash charge.

PARTICIPANT PASSCODE:	43226393
PRE REGISTRATION:	Yes
PARTICIPANT URL:	https://www.theconferencingservice.com/prereg/key.process?key=PXNBKAUCV

REPLAY AVAILABLE FROM/TO:	08/06/2008 10:30 AM ET / 08/13/2008 11:59 PM ET
REPLAY DIAL IN:	888-286-8010
INTERNATIONAL REPLAY:	617-801-6888
REPLAY PASSCODE:	61761191

About BGC Partners, Inc.

BGC Partners, Inc. (Nasdaq: BGCP) is a leading, fast growing, and global inter-dealer broker, specializing in the brokering of financial instruments and related derivatives products. BGC Partners provides integrated voice, hybrid, and fully electronic execution and other brokerage services to the world’s largest and most creditworthy banks, broker-dealers, investment banks, trading firms, and investment firms for a broad range of global financial products, including fixed income securities, interest rate swaps, foreign exchange, equity derivatives, credit derivatives, futures, commodities, structured products, and other instruments.

Through its eSpeed and BGC Trader brands, BGC Partners uses its proprietary, built, and paid for technology to operate multiple buyer, multiple seller real-time electronic marketplaces for the world’s most liquid capital markets. The Company’s pioneering suite of tools provides end-to-end transaction solutions for the purchase and sale of financial products over its global private network or via the Internet. BGC Partners’ neutral platform, reliable network, straight-through processing and superior products make it the trusted source for electronic trading for the world’s largest financial firms. Through its BGCantor Market Data brand, the Company also offers globally distributed and innovative market data and analysis products for numerous financial instruments and markets.

BGC’s unique partnership structure and extensive employee ownership creates a distinctive competitive advantage among its peers. Named after fixed income trading innovator B. Gerald Cantor, BGC Partners has 16 offices in New York and London, as well as in Beijing (representative office), Chicago, Copenhagen, Hong Kong, Istanbul, Johannesburg, Mexico City, Nyon, Paris, Seoul, Singapore, Sydney, Tokyo and Toronto.

Distributable Earnings

“Pre-tax distributable earnings “and “post-tax distributable earnings” are supplemental measures of operating performance that will be used by management to evaluate the performance of BGC Partners and its subsidiaries. We believe that distributable earnings best reflects the operating earnings generated by the Company on a consolidated basis and are the earnings which management considers available for distribution to BGC Partners, Inc. and its common stockholders as well as to holders of BGC Holdings partnership units during any period. As compared to “income (loss) from continuing operations before minority interest and income taxes”, “net income (loss) for fully diluted shares,” and “fully diluted earnings per share,” all prepared in accordance with GAAP, distributable earnings calculations exclude certain non-cash compensation and other expenses which do not involve the receipt or outlay of cash by BGC Partners, and which do not dilute existing stockholders, as described below.

Pre-tax distributable earnings are defined as GAAP income (loss) from continuing operations before minority interest and income taxes and exclude the following items:

•

Non-cash stock based equity compensation charges, for equity granted or issued prior to the merger of BGC Partners with and into eSpeed, as well as post-merger non-cash, non-dilutive equity-based compensation related to REU conversion;

•	Non-cash undistributed income or non-cash loss from BGC Partners’ equity investments such as Aqua Securities, L.P. (“Aqua”) and ELX Electronic Liquidity Exchange (“ELX”);

•	Allocation of net income to founding/working partner units and REUs; and

•	Non-cash asset impairment charges, if any.

Since distributable earnings are calculated on a pre-tax basis, management intends to also report “post-tax distributable earnings” and “post-tax distributable earnings per fully diluted share”:

•	Post-tax distributable earnings are defined as pre-tax distributable earnings adjusted to assume that all pre-tax distributable earnings were taxed at the same effective rate.

•	Post-tax distributable earnings per fully diluted share are defined as post-tax distributable earnings divided by the weighted average number of fully diluted shares for the period.

In addition to the pro rata distribution of net income to BGC Holdings founding partner units and to Cantor for its minority interest, BGC Partners, Inc. also expects to pay a quarterly dividend to its stockholders. The amount of all of these payments is expected to be determined using the same definition of distributable earnings. The dividend to stockholders is expected to be calculated based on post-tax distributable earnings allocated to BGC Partners, Inc. and generated over the fiscal quarter ending prior to the record date for the dividend.

Distributable earnings is not meant to be an exact measure of cash generated by operations and available for distribution, nor should it be considered in isolation or as an alternative to cash flow from operations or income (loss) for fully diluted shares. Distributable earnings is a metric that is not necessarily indicative of liquidity or cash to fund our operations.

Pre- and post-tax distributable earnings are not intended to replace the presentation of BGC Partners, Inc.’s GAAP financial results. However, management does believe that they will help provide investors with a clearer understanding of the Company’s financial performance and offer useful information to both management and investors regarding certain financial and business trends related to our financial condition and results from operations. In addition, management uses these measures for reviewing the financial results for BGC Partners, Inc. and in evaluating its financial performance. Management believes that distributable earnings and the GAAP measures of the Company’s financial performance should be considered together.

The Company’s first quarter and full year 2008 results for distributable earnings exclude $86.8 million in non-cash compensations charges, which consisted of:

•

Non-cash charges related to redemptions of partnerships units issued prior to the merger in order to settle outstanding loan obligations of certain executives and senior managers to Cantor and other institutions. The pre-merger issuance of this equity was dilutive to Cantor.

•

Non-cash charges related to additional pre-merger grants of founding partner interests to certain executives and senior managers and the activation of exchangeability of founding partner interests granted pre-merger to certain executives. The pre-merger issuance of this equity was dilutive to Cantor;

•	Non-cash charges related to compensation expense related to restricted equity units in BGC Holdings, L.P., and restricted stock units granted pre-merger.

In addition, BGC Partners’ first quarter and full year 2008 final results for distributable earnings exclude $1.8 million in non-cash loss from BGC Partners’ equity investments.

Management does not anticipate providing an outlook for GAAP “income (loss) from continuing operations before minority interest and income taxes”, “net income (loss) for fully diluted shares,” and “fully diluted earnings per share”, because the items previously identified as excluded from pre-tax distributable earnings and post-tax distributable earnings are difficult to forecast. Management will instead provide its outlook only as it relates to pre- and post-tax distributable earnings.

For more information on this topic, please see the table in this release entitled “Reconciliation of GAAP Income to Non-GAAP Distributable Earnings”, which provides a summary reconciliation between pre- and post-tax distributable earnings and GAAP net income (loss) for fully diluted shares and GAAP Income (loss) from continuing operations before minority interest and income taxes for the Company for the first and second quarters of 2008 and 2007.

Discussion of Forward-Looking Statements

The information in this release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based upon current expectations that involve risks and uncertainties. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements.

The actual results of BGC Partners, Inc. (“we,” “our”, or the “Company”) and the outcome and timing of certain events may differ significantly from the expectations discussed in the forward-looking statements. Factors that might cause or contribute to such a discrepancy for the Company include, but are not limited to, our relationship with Cantor and its affiliates and any related conflicts of interests, competition for and retention of brokers and other managers and key employees, pricing and commissions and market position with respect to any of our products, and that of our competitors, the effect of industry concentration and consolidation, and market conditions, including trading volume and volatility, as well as economic or geopolitical conditions or uncertainties. Results may also be affected by the extensive regulation of our businesses and risks relating to compliance matters, as well as factors related to specific transactions or series of transactions, including credit, performance and unmatched principal risk as well as counterparty failure. Factors may also include the costs and expenses of developing, maintaining and protecting intellectual property, including judgments or settlements paid or received in connection with intellectual property or employment or other litigation and their related costs, and certain financial risks, including the possibility of future losses and negative cash flow from operations, risks of obtaining financing and risks of the resulting leverage, as well as interest and currency rate fluctuations. Our ability to meet expectations with respect to payment of dividends, if any, will depend from period to period on our business and financial condition, our available cash, accounting or other charges and other factors relating to our business and financial condition and needs at the time.

Discrepancies may also result from such factors as the ability to enter new markets or develop new products, trading desks, marketplaces or services and to induce customers to use these products, trading desks, marketplaces or services, to secure and maintain market share, to enter into marketing and strategic alliances, and other transactions, including acquisitions, dispositions, reorganizations, partnering opportunities, and joint ventures, and the integration of any completed transactions, to hire new personnel, to expand the use of technology and to effectively manage any growth that may be achieved. Results are also subject to risks relating to the separation of the BGC businesses and merger and the relationship between the various entities, financial reporting, accounting and internal control factors, including identification of any material weaknesses in our internal controls, our ability to prepare historical and pro forma financial statements and reports in a timely manner, and other factors, including those that are discussed under “Risk Factors” in eSpeed Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on March 17, 2008; in eSpeed’s definitive proxy statement, which was filed with the SEC on February 11, 2008; and in BGC Partners’ final prospectus, which was filed with the SEC on June 6, 2008.

We believe that all forward-looking statements are based upon reasonable assumptions when made. However, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that accordingly you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update these statements in light of subsequent events or developments.

BGC PARTNERS, INC

CONDENSED CONSOLIDATED STATEMENTS OF FINANICAL CONDITION IN ACCORDANCE WITH GAAP

(in thousands, except per share data)

(unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$305,505	$277,299
Cash segregated under regulatory requirements	2,109	2,683
Reverse repurchase agreements	177,209	148,249
Loan receivable from related party	—	65,000
Securities owned, at fair value	31,672	34,088
Receivables from brokers, dealers, clearing organizations, customers and related broker-dealers	618,488	221,079
Accrued commissions receivable	156,988	140,887
Forgivable and other loans receivable from employees and partners	67,965	63,304
Fixed assets, net	137,991	137,815
Investments	29,748	12,264
Goodwill	67,826	62,826
Other intangible assets, net	14,529	15,676
Receivable from related parties	102,790	131,811
Other assets	68,204	64,648

Total assets	$1,781,024	$1,377,629

Liabilities and Stockholders' and Members' Equity
Accrued compensation	$107,455	$85,470
Payables to brokers, dealers, clearing organizations, customers and related broker-dealers	400,500	270,465
Secuities loaned	289,117	—
Payable to related parties	120,512	139,500
Accounts payable and accrued liabilities	209,876	206,847
Deferred revenue	18,843	6,852
Long-term debt to related parties	—	196,818
Long-term debt	150,000	—

Total liabilities	1,296,303	905,952
Commitments, contingencies and guarantees	—	—
Redeemable partnership interest (a)	106,221
Minority interest (a)	190,186	2,352
Stockholders' and members' equity
Members' equity	—	235,454

Class A common stock, par value $0.01 per share 500,000 shares authorized; 57,582 and 36,796 shares issued at June 30, 2008 and December 31, 2007, respectively, and 50,905 and 30,294 shares outstanding at June 30, 2008 and December 31, 2007, respectively	576	368

Class B common stock, par value $0.01 per share 100,000 shares authorized; 31,848 and 20,498 shares outstanding at June 30, 2008 and December 31, 2007, respectively, convertible into Class A common stock	318	205

Additional paid-in capital	297,814	313,238

Treasury stock, at cost: 6,677 and 6,502 shares of Class A common stock at June 30, 2008 and December 31, 2007, respectively	(63,948)	(62,597)
Retained deficit	(46,446)	(17,282)
Accumulated other comprehensive loss	—	(61)

Total stockholders' and members' equity (a)	188,314	469,325

Total liabilities and stockholders' and members' equity	$1,781,024	$1,377,629

(a) Total Capital for BGC Partners, Inc. as at June 30, 2008 equals $484,721 and is comprised of                  redeemable partnership interest, minority interests and total stockholders’ equity.

BGC PARTNERS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS IN ACCORDANCE WITH GAAP

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands, except for per share data)
Revenues:
Commissions	$212,541	$190,711	$466,572	$380,815
Principal transactions	66,062	58,263	117,958	111,273
Fees from related parties	18,599	7,898	39,512	18,791
Market data	5,101	5,359	10,645	9,732
Software solutions	1,454	2,778	3,537	6,342
Interest income	3,931	5,945	7,784	15,012
Other revenues	(2,216)	2,002	(1,630)	4,067

Total revenues	305,472	272,956	644,378	546,032

Expenses:
Compensation and employee benefits	176,921	159,613	451,466	318,320
Allocation of net income to founding/working partners units	7,133	—	7,133	—
Allocation of net income to REUs	252	—	252	—

Total compensation and employee benefits	184,306	159,613	458,851	318,320
Occupancy and equipment	28,775	29,581	59,497	59,030
Fees to related parties	3,140	4,607	9,680	10,963
Professional and consulting fees	11,803	14,329	27,349	23,854
Communicatons	17,041	13,950	33,761	28,068
Selling and promotion	15,070	13,795	30,305	26,799
Commissions and floor brokerage	6,185	2,588	9,898	7,966
Interest expense	3,628	9,065	11,291	18,748
Other expenses	3,391	14,580	11,422	19,908

Total expenses	273,339	262,108	652,054	513,656

GAAP income (loss) from continuing operations before minority interest and income taxes	32,133	10,848	(7,676)	32,376
Minority interest	11,426	894	12,080	1,049
Provision (benefit) for income taxes	8,723	(2,697)	16,793	(365)

GAAP net income (loss) available to common stockholders	$11,984	$12,651	$(36,549)	$31,692

Per share data:

Basic earnings (loss) per share
Net income (loss) available to common stockholders	$11,984	$12,651	$(36,549)	$31,692

Basic earnings (loss) per share	$0.16	$0.07	$(0.19)	$0.17

Basic weighted average shares of common stock outstanding	75,194	184,308	188,484	184,295

Fully diluted earnings (loss) per share
Net income (loss) for fully diluted shares	$30,069	$12,651	$(18,464)	$31,692

Fully diluted earnings (loss) per share	$0.16	$0.07	$(0.10)	$0.17

Diluted weighted average shares of common stock outstanding	190,099	185,353	188,484	185,451

(a) For 2008, fully diluted earnings (loss) per share is computed from the summation of the GAAP net income (loss) available to common stockholders, the allocation of net income to founding/working partners units, the allocation of net income to REUs and the minority interest allocation to Cantor of $10.7 million for the quarter ended June 30, 2008. Prior to the merger in 2008 of BGC Partners Inc. and eSpeed, Inc. there was no allocation of income to these unit holders.

BGC PARTNERS, INC. NON-GAAP DISTRIBUTABLE EARNINGS AND KEY METRICS 2007 and 2008 Comparisons

(in thousands, except per share data)	2008				2007 (a)
	Q1	(a)	Q2	Six Months Ended June 30	Q1	Q2	Six Months Ended June 30
Revenues:
Brokerage revenues:
Rates	$152,450		$143,100	$295,550	$146,277	$140,611	$286,888
Credit	87,193		69,114	156,307	50,821	55,857	106,678
Foreign exchange	37,466		34,048	71,514	27,320	32,215	59,535
Other asset classes	28,818		32,341	61,159	18,696	20,291	38,987

Total brokerage revenues	305,927		278,603	584,530	243,114	248,974	492,088
Market data and software solutions	7,627		6,555	14,182	7,937	8,137	16,074
Fees from related parties, interest and other revenues	24,781		21,590	46,371	22,025	15,845	37,870

Total revenues	338,335		306,748	645,083	273,076	272,956	546,032

Expenses:
Compensation and employee benefits (b)	187,776		175,450	363,226	158,707	159,613	318,320
Other expenses	99,761		89,033	188,794	90,524	96,217	186,741

Total expenses	287,537		264,483	552,020	249,231	255,830	505,061

Pre-tax Distributable Earnings, before minority interest and taxes	50,798		42,265	93,063	23,845	17,126	40,971
Minority interest (c)	654		726	1,380	155	894	1,049
Provision for income taxes	10,703		9,327	20,030	2,332	(2,697)	(365)

Post-tax distributable earnings to fully diluted shareholders	$39,441		$32,212	$71,654	$21,358	$18,929	$40,287

Earnings per share:
Fully diluted pre-tax distributable earnings per share	$0.27		$0.22	$0.49	$0.13	$0.09	$0.22

Fully diluted post-tax distributable earnings per share	$0.21		$0.17	$0.38	$0.12	$0.10	$0.22

Fully diluted weighted average shares of common stock outstanding	184,967		190,121	188,493	185,301	185,353	185,451
Total Revenues, per GAAP financials	338,906		305,472	644,378	273,076	272,956	546,032
Compensation expense as a percent of revenues	55.4%		57.4%	56.4%	58.1%	58.5%	58.3%
Pre-tax distributable earnings margins	15.0%		13.8%	14.4%	8.7%	6.3%	7.5%
Post-tax distributable earnings margins	11.6%		10.5%	11.1%	7.8%	6.9%	7.4%

Notes

(a)—All periods prior to April 1 of 2008 are presented on a pro forma basis to reflect the effects of the merger related debt restructure.

(b)—Compensation charges exclude all one-time merger related non-cash compensation, equity grants prior to the merger and allocations of income to Founding/Working Partners.

(c)—Minority interest allocation associated with joint ownership of administrative services company.

BGC PARTNERS, INC.

RECONCILIATION OF GAAP INCOME TO NON-GAAP DISTRIBUTABLE EARNINGS

(in thousands except per share data)

	2008			2007
	Q1	Q2	Six Months Ended June 30	Q1	Q2	Six Months Ended June 30
GAAP income (loss) from continuing operations before minority interest and income taxes	$(39,809)	$32,133	$(7,676)	$21,528	$10,848	$32,376
Allocation of net income to founding/working partners units	—	7,133	7,133	—	—	—
Allocation of net income to REUs	—	252	252	—	—	—
Pro forma adjustments for recapitalization (a)	2,042	—	2,042	2,317	2,268	4,585

Pro forma pre-tax operating income (loss) available to fully diluted shareholders	(37,767)	39,518	1,751	23,845	13,116	36,961
Pre-tax adjustments:
Compensation expenses related to redemption of partnership units issued prior to the merger; additional pre-merger grants of founding partner interests to management and the activation of exchangeability of founding partner interests granted pre-merger	84,063	—	84,063	—	—	—
Charges related to compensation expense for restricted stock units and restricted equity units granted pre-merger	2,706	1,471	4,177	—	—	—
Equity loss on investments	1,796	1,276	3,072	—	—	—
Asset impairment charges	—	—	—	—	4,010	4,010

Total pre-tax adjustments	88,565	2,747	91,312	—	4,010	4,010

Pre-tax distributable earnings	$50,798	$42,265	$93,063	$23,845	$17,126	$40,971

GAAP net income (loss) available to common stockholders	$(48,533)	$11,984	$(36,549)	$19,041	$12,651	$31,692
Allocation of net income to founding/working partners units	—	7,133	7,133	—	—	—
Allocation of net income to REUs	—	252	252	—	—	—
Allocation of net income to Cantor's minority interest	—	10,700	10,700	—	—	—
Pro forma adjustments for recapitalization (a)	2,042	—	2,042	2,317	2,268	4,585

Pro forma GAAP net income (loss) for fully diluted shares	(46,491)	30,069	(16,422)	21,358	14,919	36,277
Total pre-tax adjustments (from above)	88,565	2,747	91,312	—	4,010	4,010
Income tax impact of pre-tax adjustments	(2,633)	(604)	(3,237)	—	—	—

Post-tax distributable earnings	$39,441	$32,212	$71,653	$21,358	$18,929	$40,287

Pre-tax distributable earnings per share	$0.27	$0.22		$0.13	$0.09

Post-tax distributable earnings earnings per share	$0.21	$0.17		$0.12	$0.10

Fully diluted weighted average shares of common stock outstanding	184,967	190,099		185,301	185,353

(a) Reflects a net decrease in interest income and interest expense related to the separation and recapitalization transactions in connection with the merger.

BGC Partners, Inc. Quarterly Market Activity Report

The following table provides certain volume and transaction count information on BGC Partner's eSpeed system for the periods indicated.

						% Change	% Change
	2Q07	3Q07	4Q07	1Q08	2Q08	2Q08 vs 1Q08	2Q08 vs 2Q07
Volume (in billions)
Fully Electronic Volume - Excluding New Products*	10,281	12,689	11,364	13,155	11,043	(16.1)%	7.4%
Fully Electronic Volume - New Products**	1,066	990	1,335	1,405	2,054	46.2%	92.6%

Total Fully Electronic Volume	11,347	13,679	12,699	14,560	13,097	(10.0)%	15.4%

Voice-Assisted Volume	9,820	10,883	9,769	12,967	13,010	0.3%	32.5%
Screen-Assisted Volume	7,317	8,438	7,503	9,016	8,956	(0.7)%	22.4%
Total Hybrid Volume***	17,137	19,321	17,272	21,983	21,966	(0.1)%	28.2%

Total Volume	28,484	33,000	29,971	36,543	35,063	(4.1)%	23.1%

Transaction Count
Fully Electronic Transactions - Excluding New Products	1,749,219	2,660,756	2,810,937	3,865,649	3,530,869	(8.7)%	101.9%
Fully Electronic Transactions - New Products**	153,673	128,425	125,631	248,286	330,361	33.1%	115.0%

Total Fully Electronic Transactions	1,902,892	2,789,181	2,936,568	4,113,935	3,861,230	(6.1)%	102.9%

Voice-Assisted Transactions	209,504	216,436	202,500	232,137	206,572	(11.0)%	(1.4)%
Screen-Assisted Transactions	114,320	119,370	116,826	135,671	134,422	(0.9)%	17.6%
Total Hybrid Transactions	323,824	335,806	319,326	367,808	340,994	(7.3)%	5.3%

Total Transactions	2,226,716	3,124,987	3,255,894	4,481,743	4,202,224	(6.2)%	88.7%

Trading Days	64	63	62	61	64

*       Defined as U.S. Treasuries, Canadian Sovereigns and European Government Bonds.

**     New Products defined as Foreign Exchange, Interest Rate Swaps, Repos, Futures, and Credit Default Swaps.

***  Defined notional volume from Hybrid transactions conducted by BGC brokers using the eSpeed system, exclusive of voice-only transactions.

Global Interest Rate Futures Volume (1)
CBOT - US Treasury Contracts	171,180,151	190,159,708	169,104,983	194,563,399	156,735,725	(19.4)%	(8.4)%
CME - Euro $ Contracts	148,244,973	180,358,177	140,142,461	191,121,345	165,141,437	(13.6)%	11.4%
EUREX - Bund Contracts	88,867,284	91,302,644	72,162,362	84,683,863	65,580,034	(22.6)%	(26.2)%

Fed UST Primary Dealer Volume (in billions) (2)
UST Volume	33,100	39,414	35,044	41,815	35,689	(14.7)%	7.8%
Average Daily UST Volume	517	626	565	685	558	(18.7)%	7.8%

NYSE - Volume (shares traded) - in millions (3)	127,755	145,470	135,045	158,453	140,709	(11.2)%	10.1%
Transaction Value - in millions	5,339,909	6,015,397	5,577,200	5,781,700	5,207,000	(9.9)%	(2.5)%

NASDAQ - Volume (shares traded) - in millions (4)	134,007	136,916	139,202	149,378	134,511	(10.0)%	0.4%
Transaction Value - in millions	3,526,949	3,896,657	4,536,801	4,363,261	3,912,200	(10.3)%	10.9%

Sources:	(1) Futures Industry Association - Monthly Volume Report - (www.cme.com, www.eurexchange.com)
(2) www.newyorkfed.org/markets/statrel.html - Federal Reserve Bank
(3) NYSE - www.nyse.com
(4) NASDAQ - www.nasdaqtrader.com

Note: CBOT Futures volume calculated based on per contract notional value of $200,000 for the two year contract and $100,000 for all others.

Trading Days
2008
Q1	Q2	Q3	Q4
61	64	64	62

2007
Q1	Q2	Q3	Q4
62	64	63	64

CONTACTS

Media:	Investors:
Florencia Panizza	Nneoma Njoku
212-294-7938	212-610-2297
fpanizza@bgcpartners.com	nnjoku@bgcpartners.com

Jason McGruder
212-829-4988
jmcgruder@bgcpartners.com

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